EXHIBIT 4.9

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

            THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of March  15, 2013 (this “Second Amendment”), is entered into by and among (i) Calpian, Inc., a Texas corporation (“Borrower”), (ii) Granite Hill Capital Ventures, LLC, a Delaware limited liability company (“Granite Hill”), Sanjay Mehrotra, an individual, The Vayam Revocable Trust, The Swadesh Family Trust, Garg/ Shah GRAT Number 10, Garg/ Shah GRAT Number 9, Gaurav Garg & Komal Shaw Trust dated April 27, 2000 and Gaurav Gauba, an individual (collectively, the “New Lenders”) and each of the other lenders hereafter become a party hereto (collectively, together with Granite Hill and the New Lenders, the “Lenders” and each individually, a “Lender”), and (iii) Granite Hill, as agent for Lenders (Granite Hill, in such capacity, “Agent”), Calpian Residual Partners LP II (“Calpian II”) and Calpian Residual Partners LP IV (“Calpian IV”).

RECITALS

            WHEREAS, Borrower, Agent and Lenders have entered into that certain Loan and Security Agreement, dated as of November 9, 2012 (as amended pursuant to that certain First Amendment to Loan and Security Agreement, dated as of February 27, 2013, as the same may be further amended, modified, supplemented or restated from time to time, the “Credit Agreement”);

            WHEREAS, the parties hereto find it necessary and desirable to cause Borrower to issue certain additional Term Notes (as set forth in Section 5(b) below, the “New Term Notes”) in favor of the New Lenders, as Lenders under the Term Loan.

            NOW THEREFORE, in consideration of the foregoing premises and the agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.	Definitions. All capitalized terms used in this Second Amendment and not otherwise defined herein shall have the meanings ascribed to such capitalized terms in the Credit Agreement.
2.	New Lenders. For the avoidance of doubt, the New Lenders shall be deemed to be “Lenders” and “Term Loan Lenders” under the Credit Agreement.
3.

New Term Notes.  For the avoidance of doubt, the New Term Notes issued concurrently herewith and described in Section 5(b) below shall be deemed to be “Notes” and “Term Loan Notes” under the Credit Agreement.

4.	Representations and Warranties. In order to induce Agent and Lenders to enter into this Second Amendment, Borrower hereby represents and warrants to Agent and Lenders as follows:

(a)            After giving effect to this Second Amendment: (i) the representations and warranties contained in the Loan Documents (other than those that expressly speak as of a different date) are true, accurate and complete in all material respects as of the date hereof and (ii) no Default or Event of Default has occurred and is continuing;

(b)            Borrower has the corporate power and authority to execute and deliver this Second Amendment and to perform its obligations under the Loan Documents to which it is a party;

(c)            The organizational documents of Borrower delivered to Agent and Lenders pursuant to the Credit Agreement are true, accurate and complete and have not been amended, supplemented or restated and continue to be in full force and effect, except as certified to Agent and Lenders at the time of their delivery to Agent and Lenders;

(d)            The execution and delivery by Borrower of this Second Amendment and the performance by Borrower of its obligations under the Credit Agreement and each of the other Loan Documents to which Borrower is a party have been duly authorized by all necessary corporate action on the part of Borrower;

(e)            The execution and delivery by Borrower of this Second Amendment and the performance by Borrower of its obligations under the Loan Documents do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) the articles of incorporation or bylaws of Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower or (iv) any contractual restriction binding on or affecting Borrower;

(f)            The execution and delivery by Borrower of this Second Amendment and the performance by Borrower of its obligations under each Loan Document to which it is a party do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

(g)            This Second Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.	Conditions Precedent. The legal effectiveness of this Second Amendment is subject to the full satisfaction, in Agent and Lenders’ sole discretion, of the following conditions precedent:

(a)            Borrower shall have duly executed this Second Amendment and delivered the same to Agent; and

(b)            Borrower shall have duly executed:

(i) that certain Term Note, dated of even date herewith, made by Borrower in favor of Sanjay Mehrotra, an individual, in the original principal amount of $500,000;

(ii) that certain Term Note, dated of even date herewith, made by Borrower in favor of The Vayam Revocable Trust, in the original principal amount of $3,500,000;

(iii) that certain Term Note, dated of even date herewith, made by Borrower in favor of The Swadesh Family Trust, in the original principal amount of $2,500,000;

(iv) that certain Term Note, dated of even date herewith, made by Borrower in favor of Garg/ Shaw GRAT Number 10, in the original principal amount of $500,000;

(v) that certain Term Note, dated of even date herewith, made by Borrower in favor of Garg/ Shaw GRAT Number 9, in the original principal amount of $00,000;

(vi) that certain Term Note, dated of even date herewith, made by Borrower in favor of Gaurav Garg & Komal Shaw Trust dated April 27, 2000, in the original principal amount of $1,000,000; and

(vii) that certain Term Note, dated of even date herewith, made by Borrower in favor of Gaurav Gauba, an individual, in the original principal amount of $1,000,000.

(c)            Borrower shall have paid any and all fees that are due to Agent and/or Granite Hill, including, but not limited to (i) the estimated reasonable fees and expenses of Agent’s legal counsel in connection with preparation, negotiation and execution of this Second Amendment and (ii) all other fees and costs that are due to Agent and/or Granite Hill as contemplated by this Second Amendment.

6.

Severability.  Any provision of this Second Amendment that is held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Second Amendment and the effect thereof shall be confined to the provisions so held to be invalid or unenforceable.

7.

Successors and Assigns.  This Second Amendment is binding upon and shall inure to the benefit of Borrower, Agent, Lenders and their respective successors and permitted assigns, except as limited by applicable law and/or by the terms of the Credit Agreement.

8.

Effect of this Second Amendment.  Except as expressly provided for in this Second Amendment, this Second Amendment shall not, in any way or manner, rescind, supplement or modify any existing term or provision of the Credit Agreement or any other Loan Document or waive or diminish any right or remedy of Agent or Lenders under the Credit Agreement, or any other Loan Document, at law in or equity.  All of the amendments set forth in this Second Amendment shall be effective as of the date hereof.

9.

Further Assurances.  Borrower agrees that it shall do and perform such acts and execute and deliver such additional documents and instruments as may be necessary to effectuate the purposes of this Second Amendment, including, without limitation, documents and instruments relating to the perfection and continuation of the security interest of Lenders granted under the Credit Agreement.

10.	Headings. The headings in this Second Amendment are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
11.	Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.
12.

Integration.  Together with the Loan Documents, the Credit Agreement, as modified by this Second Amendment, constitute the entire agreement among the parties hereto and supersedes all prior and contemporaneous agreements, oral or written, among the parties concerning the subject matter hereof.  No term of this Second Amendment shall be amended, supplemented, modified or waived except by a writing signed by the parties hereto.

13.

Construction.  Each party to this Second Amendment has reviewed and participated in the formulation of the components of this Second Amendment.  Accordingly, this Second Amendment shall be construed simply according to its fair meaning and not strictly for or against any party.

14.

Attorneys’ Fees.  Borrower agrees to pay to Granite Hill, in addition to any other amounts otherwise due and owing to Agent and Lenders, all reasonable attorneys’ fees, costs and expenses incurred in connection with the preparation of this Second Amendment and the resolution of the matters discussed herein.  The parties hereto further agree that, in the event that any action or proceeding shall be commenced to enforce this Second Amendment or any right arising in connection with this Second Amendment, the prevailing party in any such action or proceeding shall be entitled to recover from the other party the full amount of the reasonable attorneys’ fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding.

15.

Counterparts.  This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first written above.

Borrower:

CALPIAN, INC., a Texas corporation

By: /s/ Harold H Montgomery
Name:  Harold H. Montgomery
Title:  Chief Executive Officer

Calpian II:

CALPIAN RESIDUAL PARTNERS LP II

By:/s/ Harold H Montgomery
Name:  Harold H. Montgomery
Title:  Chief Executive Officer

Calpian IV:

CALPIAN RESIDUAL PARTNERS LP IV

By: /s/ Harold H Montgomery
Name:  Harold H. Montgomery
Title:  Chief Executive Officer

Agent and Lender:

GRANITE HILL CAPITAL VENTURES, LLC,

a Delaware limited liability company

By:_________________________
Name:
Title:

Lenders:

_____________________________
Sanjay Mehrotra

The Vayam Revocable Trust

By:__________________________

Name: Sanjay Subhedar
Title:  Trustee

The Swadesh Family Trust

By:__________________________
Name:  Swadesh Singh

Title:    Trustee

Garg/Shah GRAT Number 10

By:__________________________
Name:  Gaurav Garg

Title:            Trustee

Garg/Shah GRAT Number 9

By:__________________________
Name:  Gaurav Garg

Title:            Trustee

Gaurav Garg & Komal Shah Trust dated April 27, 2000

By:__________________________
Name:  Gaurav Garg

Title:            Trustee

Gaurav Garg & Komal Shah Trust dated April 27, 2000

By:__________________________
Name:  Gaurav Garg

Title:            Trustee

__________________________
Gaurav Gauba

307108279.4